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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1996, except Note 7, as to which the date
is October   , 1996, in the Registration Statement (Form S-1 No. 333-     ) and
the related Prospectus of Panavision Inc. for the registration of its shares of its common stock.

                                                               ERNST & YOUNG LLP

Los Angeles, California
October   , 1996

    The foregoing consent is in the format that will be signed upon the
effectiveness of the   :1 stock split as described in Note 7 of the notes to the
consolidated financial statements.

                                                               ERNST & YOUNG LLP

Los Angeles, California
September 18, 1996